UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


August 30, 2005
(Date of earliest event reported)


U.S. CANADIAN MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

NEVADA 		0-25523	  33-0843633
(State or Other  	(Commission  (IRS Employer
Jurisdiction of    File No.)    Identification No)
Incorporation)

4955 S. Durango Suite 216, Las Vegas, Nevada 89113
(Address of Principal Executive Offices)

(702) 433-8223
(Registrant telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below)

37: Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

39: Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

41: Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

43: Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c)
     Under the Exchange Act (17 CFR 240.13e-4(c))







  Item 1.01 Entry into a Material Definitive Contract

  Item: 3.02 Unregistered Sale of Equity Securities

On August 30, 2005 U S Canadian Minerals, Inc. entered into a
Material agreement to acquire a royalty interest by issuing
Restricted stock. The press release related to this agreement is attached hereto as Exhibit 99.1.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CANADIAN MINERALS, INC.



By: /s/ Rendal Williams
Name:	Rendal Williams
Title:  	CEO



Date: August 30, 2005
































August 30, 2005


Las Vegas, Nevada: US Canadian Minerals, Inc. (Pink Sheets: USCA) is pleased to announce it has reached an agreement with NORTH STAR DIAMONDS, INC.(NQB Pink Sheets: NSDM) for a joint drilling program with North Star Diamonds, Inc.

The diamond exploration will begin on PHASE 4 (Whitemouth Lake) with geophysical work followed by a drill program on three targets. Drilling will commence as soon as geophysical work is completed and drilling equipment is available.

USCA has issued 139,534 shares of USCA stock to North Star
Diamonds, Inc. for the investment for a 20% royalty after extraction expenses in Phase 4.USCA has an option to make further investments to increase its interest in PHASE 4 to 80%.

North Star Diamonds, Inc. will be operator of the project, and Walter Stunder, President and CEO of NSDM, and Rendal Williams, CEO of U S Canadian Minerals, Inc.will be traveling to Manitoba to meet with the geologist and drillers as well as government officials. Mr. Stunder has experience in diamond exploration.

We are very pleased to be participating with North Star Diamonds, Inc. U S Canadian Minerals, Inc. is very pleased to become active in this exciting role of development in the Manitoba diamond exploration project, stated Mr. Rendal Williams